Exhibit 5.1

Sonya Erickson

+1 206 452 8753

serickson@cooley.com

February 1, 2018

Alder BioPharmaceuticals, Inc.

11804 North Creek Parkway South

Bothell, WA 98011

Ladies and Gentlemen:

We have acted as counsel to Alder BioPharmaceuticals, Inc., a Delaware corporation, (the “Company”) in connection with the offering of an aggregate of up to $250,000,000 principal amount of the Company’s 2.50% Convertible Senior Notes due 2025 (the “Notes”) initially convertible into up to 16,666,667 shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Conversion Shares”), pursuant to an effective Registration Statement on Form S-3 (File No. 333-216199) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated January 29, 2018 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”) The Notes will be issued pursuant to the Indenture, dated February 1, 2018, by and between the Company and U.S. Bank National Association, as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated February 1, 2018, by and between the Company and the Trustee (the “Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”).

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Indenture, the form of Note included in the Supplemental Indenture, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law and, as to the Notes constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (except the due authorization, execution and delivery by the Company of the Indenture). We express no opinion to the extent that, notwithstanding its current reservation of shares of the Common Stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Notes to be convertible into more shares of the Common Stock than the number that then remain authorized but unissued. Further, we have assumed the Conversion Price (as defined in the Notes) will not be adjusted to an amount below the par value per share of the Common Stock.

Cooley LLP    1700 Seventh Avenue    Suite 1900    Seattle, WA    98101-1355

t: (206) 452-8700 f: (206) 452-8800 cooley.com

February 1, 2018

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With regard to our opinion below concerning the valid and legally binding nature of the Company’s obligations under the Notes:

(i) Our opinion is subject to, and may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Notes or the Indenture that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Notes or the Indenture; (b) contains a waiver of an inconvenient forum; (c) relates to a right of setoff; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) authorizes or validates conclusive or discretionary determinations; (j) provides that provisions of the Notes or Indenture are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; (k) provides that a party’s waiver of any breach of any provision of the Notes or the Indenture is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision of the Notes or the Indenture; (l) provides any party the right to accelerate obligations or exercise remedies without notice; (m) purports to permit the Trustee or any holder of the Notes to act as any party’s agent and attorney-in-fact; (n) specifies that the liability of any indemnitor shall not be affected by actions or failures to act on the part of the beneficiaries of the indemnity or by amendments or waivers of provisions of documents creating and governing the indemnified obligations if such actions, failures to act, amendments or waivers change the essential nature of the terms and conditions of the indemnified obligations so that, in effect, a new contract has arisen between the recipient of the indemnity and the primary obligor on whose behalf the indemnity was issued; or (o) provides for a right or remedy which may be held to be arbitrary or unconscionable, a penalty or otherwise in violation of public policy.

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Notes and the Indenture.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) when duly executed and delivered by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered to the purchasers thereof against payment therefor, the Notes will be legally binding obligations of the Company, and (ii) the Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

Cooley LLP    1700 Seventh Avenue    Suite 1900    Seattle, WA    98101-1355

t: (206) 452-8700 f: (206) 452-8800 cooley.com

February 1, 2018

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We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

Very truly yours,

Cooley LLP

By:	/s/ Sonya Erickson
Sonya Erickson

Cooley LLP    1700 Seventh Avenue    Suite 1900    Seattle, WA    98101-1355

t: (206) 452-8700 f: (206) 452-8800 cooley.com